Exhibit 12-C
                                                                   Page 1 of 2


                METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANIES
        STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
         AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                    (In Thousands)
--------------------------------------------------------------------------------
                                    UNAUDITED


                                                    Twelve Months Ended
                                                     September 30, 1998
                                                     ------------------



OPERATING REVENUES                                        $920,963
                                                          --------

OPERATING EXPENSES                                         761,549
  Interest portion of rentals (A)                            9,516
                                                             -----
      Net expense                                          752,033
                                                           -------

OTHER INCOME AND DEDUCTIONS:
  Allowance for funds used
    during construction                                        744
  Other income/(expense), net                              (13,835)
                                                           -------
      Total other income and deductions                    (13,091)
                                                           -------

EARNINGS AVAILABLE FOR FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS (excluding
  taxes based on income)                                  $155,839
                                                          ========

FIXED CHARGES:
  Interest on funded indebtedness                         $ 42,480
  Other interest (B)                                        16,990
  Interest portion of rentals (A)                            9,516
                                                             -----
      Total fixed charges                                 $ 68,986
                                                          ========

RATIO OF EARNINGS TO FIXED CHARGES                            2.26
                                                              ----

Preferred stock dividend requirement                      $    483
Ratio of income before provision for
  income taxes to net income (C)                             166.6%
                                                             -----
Preferred stock dividend requirement
  on a pretax basis                                            805
Fixed charges, as above                                     68,986
                                                            ------
      Total fixed charges and
        preferred stock dividends                         $ 69,791
                                                          ========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS                               2.23
                                                              ====

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                                                                   Exhibit 12-C
                                                                    Page 2 of 2


                METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANIES
        STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
         AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                    (In Thousands)
--------------------------------------------------------------------------------
                                    UNAUDITED





----------------
NOTES:

(A) Met-Ed has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from Operating Expenses.

(B) Includes dividends on company-obligated mandatorily redeemable preferred securities of $9,000 for the twelve month period ended September 30, 1998.

(C) Represents income before provision for income taxes of $86,853 for the twelve month period ended September 30, 1998, divided by income before extraordinary item of $52,138.


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